UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

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FIVE STAR PRODUCTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FIVE STAR PRODUCTS, INC.
10 East 40th Street, Suite 3110
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, DECEMBER 20, 2007

To Five Star Products, Inc. Stockholders:

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Five Star Products, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 20, 2007, at 9:00 a.m., in the Odets Room on the fourth floor of the New York Marriott Marquis Times Square, located at 1535 Broadway, New York, New York 10036, for the following purposes:

1.	To elect five directors nominated to serve as the Company’s Board of Directors.

2.	To approve and adopt the Company’s 2007 Incentive Stock Plan.

3.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

4.	To act upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on October 23, 2007 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

S. LESLIE FLEGEL
Chairman

November 16, 2007

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

FIVE STAR PRODUCTS, INC.
10 East 40th Street, Suite 3110
New York, New York 10016

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON THURSDAY, DECEMBER 20, 2007

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Five Star Products, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 20, 2007, at 9:00 a.m., in the Odets Room on the fourth floor of the New York Marriott Marquis Times Square, located at 1535 Broadway, New York, New York 10036, and at any adjournment thereof.

This proxy statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to stockholders on or about November 16, 2007.

GENERAL

The holders of record of shares of common stock of the Company at the close of business on October 23, 2007 are entitled to notice of, and to vote such shares at, the Annual Meeting.  On October 23, 2007, there were 16,509,577 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists.  Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner.

Certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions.  For “non-routine” proposals, such as the approval of equity compensation plans and amendments, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the Annual Meeting.  Thus, an abstention or a broker non-vote will have no effect on the outcome of the vote on the election of directors at the meeting.  Each of the approval and adoption of the Company’s 2007 Incentive Stock Plan and the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the favorable vote of a majority of the votes cast.

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy.  Unless contrary instructions are given, the proxy will be voted (1) FOR the election of the Board of Directors’ nominees for director, (2) FOR the approval and adoption of the Company’s 2007 Incentive Stock Plan and (3) FOR the ratification of the appointment of Eisner LLP as the independent registered public accounting firm for the 2007 fiscal year.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is adjourned, your proxy will remain valid and may be voted at the adjourned meeting.  You still will be able to revoke your proxy until it is voted.  As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors, the approval and adoption of the Company’s 2007 Incentive Stock Plan and the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Stockholders may vote by completing and mailing the proxy card to the Company so that it is received by the Company prior to December 20, 2007.  A proxy may be revoked if, prior to the exercise of the proxy, the Secretary of the Company receives either a written revocation of that proxy or a new proxy bearing a later date.  You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes.  A proxy may also be revoked by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the Board of Directors of the Company, and the expense of preparing, printing and mailing this proxy statement, Notice of Annual Meeting and proxy is being paid by the Company.  In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by our directors, officers or regular employees of the Company without additional compensation.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock.  The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.  In addition, the Company has retained W.F. Doring & Co. to act as a proxy solicitor for the Annual Meeting.  The Company has agreed to pay W.F. Doring & Co. approximately $3,250, plus reasonable out-of-pocket expenses, for providing proxy solicitation services.

In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments.  If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder.  To notify the Company, you may write Five Star Products, Inc., Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016, or call the Company at (646) 742-1600.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors proposes five nominees for election at the Annual Meeting as directors of the Company.  If elected, the directors will serve until the next annual meeting and until their successors have been chosen and qualified.  The Board of Directors determined the number of nominees pursuant to the Company’s by-laws and believes that the named nominees are available and, if elected, will be able to serve.  In the event that any of the nominees should become unable or unavailable to serve or for good reason will not serve, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee, or the size of the Board may be reduced.  All of the nominees are currently directors of the Company.

As discussed above under the heading “GENERAL,” the five candidates who receive the highest number of “FOR ALL” votes will be elected.

Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR ALL” the election of the nominees listed below.

Directors and Executive Officers

The following tables set forth:  (i) the names and ages of the nominees for election to director and the names and ages of the executive officers of the Company who do not also serve as director of the Company; (ii) the other positions and offices presently held by such persons with the Company, if any; (iii) the period during which such persons have served on the Board of Directors of the Company, if any; (iv) the expiration of each director’s term as director; and (v) the principal occupations and employment of the persons.  Additional biographical information for each person follows the tables.  Each nominee has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve if elected.  As indicated below, certain of the nominees for director and one executive officer who is not a director also serve as directors and/or officers of National Patent Development Corporation, the Company’s parent (“NPDC”).

Nominees for Election at 2007 Annual Meeting

Name and Position with the Company	Age	Director Since	Expiration of Term	Principal Occupation
S. Leslie Flegel, Chairman of the Board	70	2007	2007	Chairman of the Board of the Company; director of NPDC
John C. Belknap, Chief Executive Officer, President and director	61	2006	2007	Chief Executive Officer, President and director of the Company; Vice President and a director of NPDC
Harvey P. Eisen, director	64	2007	2007	Chairman of the Board, Chief Executive Officer and President of NPDC; Chairman and Managing Member of Bedford Oak Advisors, LLC
Bruce Sherman, Executive Vice President and director	55	2002	2007	Chief Executive Officer of Five Star Group, Inc.
Carll Tucker, director	56	2002	2007	Author; founding Chairman, Northern Westchester Hospital Foundation; director, Milbank Memorial Fund

Executive Officers Who Are Not Directors

Name	Age	Principal Occupation
Ira J. Sobotko	50	Senior Vice President, Finance, Secretary and Treasurer of the Company; Vice President, Finance, Secretary and Treasurer of NPDC
Neal W. Collins	46	Vice President and Assistant Secretary of the Company

Directors

Set forth below are the names of, and certain biographical information regarding, the directors of the Company.

S. Leslie Flegel, age 70, has served as Chairman of the Board of the Company and a director of NPDC since March 2007.  From March 1995 until November 2006, Mr. Flegel was the founder and served as the Chairman of the Board and Chief Executive Officer of Source Interlink Companies, Inc., a leading two billion dollar plus marketing, merchandising and fulfillment company of entertainment products including DVDs, music CDs, magazines, books and related items.  For more than 14 years prior thereto, Mr. Flegel was the principal owner and Chief Executive Officer of Source Interlink Companies’ predecessor, Display Information Systems Company.  Mr. Flegel and his wife have served on many community boards in St. Louis, Missouri and Naples, Florida.  Mr. Flegel sits on the Strategic Development Board of the College of Business at the University of Missouri, where he and his wife have established the Academy for Aspiring Entrepreneurs.

John C. Belknap, age 61, has served as Chief Executive Officer, President and a director of the Company since March 2007.  Mr. Belknap has served as a Vice President of NPDC since March 2007, an employee of NPDC since December 2006 and a director of NPDC since October 2006.  Prior to joining the Company and NPDC, Mr. Belknap was engaged in certain entrepreneurial activities and served as an independent consultant to various private companies from 2000 until October 2006.  From 1997 to 1999, Mr. Belknap was Executive Vice President and Chief Financial Officer of Richfood Holdings, Inc. a Fortune 500 integrated food wholesaler and retailer.  From 1995 to 1997, he was Chief Financial Officer for OfficeMax, Inc.  During the period from 1974 to 1995, he was Chief Financial Officer for several other major retailers.

Harvey P. Eisen, age 64, has served as a director of the Company since November 2007.  Mr. Eisen has served as Chairman of the Board and Chief Executive Officer of NPDC since June 2007 and also served as its President since July 2007.  He has been a director of NPDC since 2004.  He has served as Chairman and Managing Member of Bedford Oak Advisors, LLC, an investment partnership, since 1998.  Prior thereto, Mr. Eisen served as Senior Vice President of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993.  Mr. Eisen has over 30 years of asset management experience, is often consulted by the national media for his views on all phases of the investment marketplace, and is frequently quoted in The Wall Street Journal, The New York Times, PensionWorld, U.S. News & World Report, Financial World and Business Week, among other publications.  Mr. Eisen also has appeared and currently appears regularly on such television programs and networks as Wall Street Week, CNN and CNBC.  Mr. Eisen is a trustee of the University of Missouri Business School, where he established the first accredited course on the Warren Buffet Principles of Investing.  Mr. Eisen has also been a director of GP Strategies Corporation (“GPS”) since 2002.  For many years, he was a trustee of Rippowam Cisqua School in Bedford, New York and the Northern Westchester Hospital.

Bruce Sherman, age 55, has served as the Executive Vice President and as a director of the Company since 2002.  Mr. Sherman has served as Chief Executive Officer of Five Star Group, Inc. (“Five Star Group”), the Company’s wholly owned subsidiary, since October 2006 and as a director of Five Star Group since 1999.  Mr. Sherman has held various positions with Five Star Group since he began working there in 1993, serving as Executive Vice President, Sales from 2002 until October 2006 and as Vice President of Sales from 1993 until 2002.

Carll Tucker, age 55, has served as a director of the Company since August 2007 and also from 2002 until March 2007.  In 1986, he founded Trader Publications, which published The Patent Trader newspaper and various local magazines and programs for cultural institutions in New York and Connecticut.  Mr. Tucker was President of Trader Publications until 1999, when it was sold to the Gannett Corporation.  Mr. Tucker was a weekly columnist in The Patent Trader for seventeen years.  Prior to that, he was a regular columnist for Saturday Review magazine and The Village Voice in New York City.  Mr. Tucker served as a director of the Bank of New York and trustee of Caramoor Center for Music and the Arts.  He was a trustee of Northern Westchester Hospital Center and its Chairman of the Board from 1999 through 2001.  He is currently Founding Chairman of Northern Westchester Hospital Foundation and a director of the Milbank Memorial Fund.  He is the author of The Bear Went Over the Mountain, which will be published in March 2008.

Executive Officers Who Are Not Directors

Set forth below are the names of, and certain biographical information regarding, executive officers of the Company who do not serve as directors of the Company.

Ira J. Sobotko, age 50, has served as Senior Vice President, Finance, Secretary and Treasurer of the Company since July 2007 and is its principal financial officer and principal accounting officer.  Mr. Sobotko has served as Vice President, Finance, Secretary and Treasurer of NPDC and its principal financial officer since July 2007.  From April 2007 to July 2007, Mr. Sobotko served as Vice President, Finance of NPDC.  From September 2005 through March 2007, Mr. Sobotko served as a financial consultant to various publicly traded companies, including NPDC and the Company, and emerging technologies companies.  From January 2004 through May 2005, Mr. Sobotko served as Vice President and Chief Financial Officer of Campusfood.com, a web-based network of restaurants for students and local communities.  From August 2000 to January 2004, Mr. Sobotko served as Executive Vice President, Finance at Arrowsight, Inc., a web-based application service provider where Mr. Sobotko has also served as a director since November 2001.

Neal W. Collins, age 46, has served as Vice President and Assistant Secretary of the Company since July 2007.  Mr. Collins was Chief Financial Officer of the Company from February 2006 until July 2007.  Mr. Collins served as the Company's Controller from March 2005 until February 2006.  From 2002 until 2005, Mr. Collins served as Assistant Controller for D&M Holdings, Inc., a Japan-based designer, manufacturer and seller of audio, video and media equipment.  From 1999 until 2002, Mr. Collins was Assistant Controller for Imperial Tobacco, an international manufacturer and seller of tobacco and tobacco products.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

A director will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy.

ITEM 2 – APPROVAL AND ADOPTION OF
FIVE STAR PRODUCTS, INC.
2007 INCENTIVE STOCK PLAN

General

On March 1, 2007, the Board of Directors adopted the Company’s 2007 Incentive Stock Plan (the “2007 Stock Plan”) and directed that it be submitted to stockholders for approval at the Annual Meeting.  The 2007 Stock Plan will become effective only upon approval by affirmative vote of a majority of the votes cast by the Company’s stockholders.

The purpose of the 2007 Stock Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders.

The 2007 Stock Plan provides that the Compensation Committee of the Board of Directors may grant to those individuals who are eligible under the terms of the 2007 Stock Plan nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, stock units, performance shares, performance units and other incentives payable in cash or in shares of the Company’s common stock as the Compensation Committee may determine.  Such grants may be made to officers, employees or members of the Board of Directors of the Company and its subsidiaries as well as the Company’s consultants, agents, advisors and independent contractors in exchange for bona fide services rendered.  The number of shares of common stock to be reserved and available for awards under the 2007 Stock Plan (subject to certain adjustments as provided therein) is 2,500,000.

As of the close of business on October 23, 2007, the closing price of a share of common stock was $0.75 and the market value of the 2,500,000 shares to be available under the 2007 Stock Plan was $1,875,000.

Description of the Plan

The following is a general description of the material features of the 2007 Stock Plan.  This description is qualified in its entirety by reference to the full text of the 2007 Stock Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration of the Plan

The 2007 Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company or, in the absence of a separately designated Compensation Committee, the entire Board.  The maximum number of shares of common stock available for issuance under the 2007 Stock Plan is 2,500,000.

The 2007 Stock Plan permits awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other incentives payable in cash or in shares of common stock.  The 2007 Stock Plan provides that the exercise price of any option will not be less than the fair market value of the common stock on the date of grant.

Eligibility

An award under the 2007 Stock Plan can be made to any employee, officer or director of the Company or a related company, as selected by the Compensation Committee.  Subject to certain limitations, an award under the plan can also be made to any consultant, agent, advisor or independent contractor to the Company or a related company, as selected by the Compensation Committee.  As of October 23, 2007, there were approximately 225 employees, including officers, and five directors eligible to participate in the 2007 Stock Plan.

Types of Awards That May Be Made Under the Plan

The 2007 Stock Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other incentives payable in cash or in shares of common stock.

Shares Covered by the 2007 Stock Plan; Limit on Awards

If this Item 2 is approved, the 2007 Stock Plan will permit the granting of awards covering an aggregate of 2,500,000 shares of Company common stock.  The shares of Company common stock may be either authorized but unissued shares or treasury shares.

Any shares that are reserved for options or performance shares that lapse, expire, terminate or are cancelled, or if shares of Company common stock are issued under the plan and are thereafter reacquired by the Company, the shares subject to such awards and the reacquired shares may be available for subsequent awards under the 2007 Stock Plan.

The 2007 Stock Plan provides that no single participant will be granted awards under the plan representing more than 1,000,000 shares of common stock in any calendar year.

Stock Options and Rights

Options granted under the 2007 Stock Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code.  The exercise price of any stock option may not be less than the fair market value of the shares of common stock on the date of grant.  The exercise price is payable in cash, shares of common stock previously owned by the optionee or a combination of cash and shares of common stock previously owned by the optionee.  Both non-qualified stock options and incentive stock options will generally expire on the tenth anniversary of the date of grant, unless otherwise specified.

Stock appreciation rights may be granted in tandem with stock options or alone as freestanding stock appreciation rights.  The grant price of a tandem stock appreciation right shall be equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right shall be the fair market value of the common stock on the grant date.  The exercise of a stock appreciation right will entitle the holder to receive payment equal to the product of (i) the excess of the fair market value of the common stock on the date of exercise over the grant price and (ii) the number of shares with respect to which the stock appreciation right is exercised.  At the discretion of the Compensation Committee, payment upon an exercise of a stock appreciation right may be in cash, common stock or some combination thereof.

Tax Consequences of Options

Non-Qualified Stock Options.  On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option.  The optionee will be taxed on this amount in the year of exercise, and the Company will generally be allowed a deduction in this amount for federal income tax purposes in the same year.  When the optionee disposes of shares acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period for the shares.  If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of the shares.

Incentive Stock Options.  On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee.  If the optionee holds the shares for over one year after the date of exercise and two years from the date of grant, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances.  Generally if the optionee sells or otherwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition.  This is sometimes referred to as a “disqualifying disposition.”  The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Restricted Stock and Stock Units

Under the 2007 Stock Plan, the Compensation Committee may grant shares of restricted stock and stock units on terms and conditions, including performance criteria, repurchase and forfeiture, as determined by the Compensation Committee.  Upon satisfaction of the terms and conditions of the award, shares of restricted stock become transferable, and the stock units become payable in cash, shares of common stock, or a combination of both, in the discretion of the Compensation Committee.

Performance Shares and Performance Units

Performance shares are rights to receive shares of common stock and performance units are rights to receive payments of cash on the achievement of certain performance goals over a specified performance period.

Performance Criteria

Awards of restricted stock, stock appreciation rights, stock units, performance shares, performance units and other awards under the 2007 Stock Plan may be made subject to the attainment of performance goals.  Performance goals may be expressed in terms of business criteria including the following: profits, profit-related return ratios, return measures, cash flow, earnings, net sales growth, margins, productivity, share price, expense targets and customer satisfaction.

Amendment and Termination of the 2007 Stock Plan

The Board or the Compensation Committee may, at any time, amend, suspend or terminate the 2007 Stock Plan or any portion of the plan, provided that to the extent required by law or a stock exchange rule, stockholder approval is required for any amendment to the plan.  By its terms, the 2007 Stock Plan terminates ten years after its effective date.

New Plan Benefits

The following table sets forth option awards that have been granted to the executive officers named in the Executive Compensation section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, as well as to the other groups specified in the table, if the 2007 Stock Plan is approved by the Company’s stockholders.  These awards of options to purchase an aggregate of 1,500,000 are subject to the approval of this Item 2 by the stockholders.

2007 Stock Plan
Name and Position	Dollar Value ($) (a)	Number of Units (b)
Bruce Sherman Chief Executive Officer	―	400,000
Charles Dawson Executive Vice President of Five Star Group	―	125,000
Neal W. Collins Vice President and Assistant Secretary; former Chief Financial Officer	―	―
Steven Schilit Former Executive Vice President and Chief Operating Officer	―	―
Executive Group	―	650,000 (c)
Non-Executive Director Group	―	―
Non-Executive Officer Employee Group	―	325,000 (d)

(a)	No value is ascribed to grants of stock options, as such value is not determinable.
(b)
Includes shares of Company common stock to be granted to participants in 2007 under the 2007 Stock Plan pursuant to stock options.  Because awards under the 2007 Stock Plan are in the discretion of the Compensation Committee, any additional awards to be received are not determinable.

(c)
Consisting of shares of common stock issuable upon exercise of 400,000 options awarded to Mr. Sherman, 125,000 options awarded to Mr. Dawson and 125,000 options awarded to Mr. Sobotko under the 2007 Stock Plan.

(d)
Consisting of shares of common stock issuable upon exercise of 200,000 options awarded to Ronald Kampner, Senior Vice President of Sales of Five Star Group, and 125,000 options awarded to Joseph Leven, Senior Vice President of Five Star Group, under the 2007 Stock Plan .

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE 2007 STOCK PLAN.

Approval and adoption of the 2007 Stock Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

ITEM 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Eisner LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.  Eisner LLP has served as the Company’s independent registered public accounting firm since 2004.

In addition to appointing Eisner LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year, the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting.  One or more representatives of Eisner LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise.  However, the Board is submitting the appointment of Eisner LLP to stockholders for ratification as a matter of good corporate practice.  If stockholders fail to ratify the appointment, the Board will reconsider whether to retain that firm.  Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted for the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year.

Independent Auditor Fees

The fees billed for services rendered for 2006 and 2005 by Eisner LLP were as follows:

	2006	2005

Audit Fees (1)	$160,000	$111,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$160,000	$111,000
_______________

(1)
Audit fees consisted principally of fees for the audit of the annual financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

Policy on Pre-Approval of Services Provided by Independent Auditor

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the United States Securities and Exchange Commission (the “SEC”) require an independent registered public accounting firm that audits an issuer to obtain pre-approval from such issuer’s Audit Committee of the audit and non-audit services it intends to perform, so that the firm may provide professional services without impairing its independence.

Therefore, pursuant to the requirements of the Sarbanes-Oxley Act of 2002, Eisner LLP’s engagement by the Company is subject to specific pre-approval policies.  Because the Company does not have an Audit Committee, all audit and permitted non-audit services performed by Eisner LLP require pre-approval by the entire Board of Directors in accordance with pre-approval policies established by the Board.  The procedures required all proposed engagements of Eisner LLP for services of any kind to be submitted for approval to the Board prior to the beginning of any service.  All services provided by the independent registered public accounting firm for 2006 were approved in advance by the Board of Directors.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

The affirmative vote of the majority of votes cast is required to ratify the Board’s appointment of the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

General

The Company’s Board of Directors actively reviews and evaluates the Company’s corporate governance practices.  This review includes comparing the Board’s current governance policies and practices with those suggested by corporate governance authorities as well as the practices of other public companies.  The Board has adopted those corporate governance policies and practices that its evaluation suggests are the most appropriate for the Company.

Board Composition and Committee Memberships

The Board of Directors is currently comprised of Messrs. Flegel, Belknap, Eisen, Sherman and Tucker.  The Board does not currently have a separately designated Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee.

Director Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been growing public and regulatory focus on the independence of directors.  The Company is not subject to the listing requirements of any securities exchange, including The Nasdaq Stock Market (“Nasdaq”), because the common stock of the Company is traded on the over-the-counter bulletin board.  In August 2007, however, the Board adopted the standards for independence for Nasdaq-listed companies, and the independence determinations that follow are based upon the criteria established by Nasdaq for determining director independence and upon the criteria established by Nasdaq and the SEC for determining Audit Committee member independence.

The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director.  In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the Nasdaq marketplace rules’ listing requirements and the SEC rules, the Board has reviewed all relationships between each director and the Company and, based on this review, the Board has also determined that Mr. Tucker currently qualifies and in 2006 qualified as independent in accordance with Nasdaq’s independence criteria.  Messrs. Flegel, Belknap, Eisen and Sherman are not independent in accordance with Nasdaq independence criteria or for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because each of them is employed by the Company, NPDC or Five Star Group.

The Board did not determine whether John Moran, Jerome I. Feldman or Charles Dawson, each of whom served as a Company director in 2006, qualified as “independent” under Nasdaq independence criteria because each resigned from the Board effective March 1, 2007.

Audit Committee

The Company does not currently have a separately designated Audit Committee or an Audit Committee charter.  The entire Board currently acts as the Company’s Audit Committee.  The Board has determined that Mr. Belknap qualifies as an “audit committee financial expert” under applicable SEC regulations.  Mr. Belknap is not independent in accordance with Nasdaq’s independence criteria.

Compensation Committee

The Company does not currently have a separately designated Compensation Committee or a Compensation Committee charter because only one director serving on the Board is independent under Nasdaq independence criteria.  The entire Board currently acts as the Company’s Compensation Committee.

Role of the Board Acting as the Compensation Committee

The Board reviews and approves the compensation arrangements for the Company’s Chief Executive Officer, officers and directors.  The Board administers any Company equity incentive plans and makes awards pursuant to those plans.  It also establishes and administers any other incentive compensation plans for the Company’s officers.  The Board may engage compensation consultants to assist it in carrying out its duties.  When the Board deems it to be appropriate, it may delegate its authority to a subcommittee of one or more of its members or, with respect to administrative changes to the Company’s benefit plans, to one or more officers of the Company.

Role of Management

With respect to executive officer compensation, the Board expects that it will receive recommendations and information from senior management.  The Company intends that, on a going-forward basis, the Company’s Chief Executive Officer will annually review with the Board the performance of the Company’s executive officers and participate in Board deliberations regarding the compensation of executive officers other than him.  Upon request by the Board, management may provide the Board with recommendations, data and information regarding the compensation of the Company’s outside directors.  Company management will also review and discuss with the Board the compensation discussion and analysis to be included in the Company’s annual proxy statement.

Director Compensation Process

A discussion of the Company’s determination of director compensation is included in the “2006 Director Compensation” section below.

Nominating and Corporate Governance Committee

The Company does not currently have a separately designated Nominating and Corporate Governance Committee or a Nominating and Corporate Governance Committee charter.  Instead, the entire Board currently acts as the Company’s Nominating and Corporate Governance Committee.  The Board of Directors does not delegate the responsibility for selecting new directors as it believes that all of its members should be involved in this process.  Members of our Board of Directors search for and review suitable candidates for director nominations.

Selection of Director Candidates

The Board bases its nomination recommendations on candidates’ business or professional backgrounds, talents and perspectives.  The Board looks for candidates who possess the highest personal and professional ethics, integrity and values, who are committed to representing the interests of the stockholders and who are committed to service on the Board for an extended period of time.  They must have an inquisitive and objective perspective, practical wisdom and mature judgment.  Candidates may be identified through any means believed by the Board to be appropriate, including recommendations from members of the Board or management.

Attendance at Board Meetings and Annual Meetings

In 2006, the Board of Directors held 2 meetings.  Each director attended at least 75% of the aggregate meetings of the Board of Directors.

Our current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and to attend the Company’s annual meeting of stockholders.  The Company did not hold an annual meeting of stockholders in 2006.

Stockholder Communications Process

Stockholders may send communications to the Board by mail in care of Five Star Products, Inc., Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016.

Audit Committee Report

The Board of Directors has:

(a)	reviewed and discussed our audited financial statements;

(b)	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and

(c)
received the written disclosures and the letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independence of our auditors with our independent auditors.

Based on the review and discussions described above, the Board of Directors approved the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended.

The Board of Directors*

S. Leslie Flegel (Chairman) John C. Belknap Bruce Sherman

* Does not include Carll Tucker, who resigned from the Board effective March 1, 2007 and subsequently rejoined the Board effective August 8, 2007.  Does not include Harvey P. Eisen, who joined the Board effective November 2, 2007.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Principal Stockholders

The following table sets forth the number of shares of Company common stock beneficially owned as of October 23, 2007 by each person who is known by the Company to own beneficially more than five percent of the Company’s outstanding common stock other than executive officers or directors of the Company, whose beneficial ownership is reflected in the Security Ownership of Directors and Executive Officers table below.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
National Patent Development Corporation/ JL Distributors, Inc. 10 East 40th Street, Suite 3110 New York, NY 10016	16,438,584 (1)	69.92%

(1)
Based on a Schedule 13D/A filed jointly by NPDC and JL Distributors, Inc. (“JL”) on March 14, 2007.  NPDC has sole voting power and sole dispositive power with respect to 9,438,584 shares.  NPDC and JL have shared voting power and shared distributive power with respect to 7,000,000 shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s outstanding common stock as of October 23, 2007 by each person who was a director or named executive officer of the Company in the fiscal year ended December 31, 2006 and all persons who are currently directors and executive officers of the Company as a group.

Security Ownership of Directors and Executive Officers

Name	Amount and Nature of Beneficial Ownership	Percent of Class
John C. Belknap	0	*
Neal W. Collins	0	*
Charles Dawson	0	*
Harvey P. Eisen	0	*
Jerome I. Feldman	0	*
S. Leslie Flegel	2,933,336 (1)	17.77%
John Moran	0	*
Steven Schilit	0	*
Bruce Sherman	0	*
Carll Tucker	0	*

Directors and executive officers as a group (8 persons) (2)	2,933,961	17.77%

* The number of shares owned is less than one percent of the outstanding shares.

(1)	Based on a Schedule 13D/A filed by Mr. Flegel on April 11, 2007. This amount includes the 1,200,000 shares of Company common stock Mr. Flegel has the right to acquire pursuant to an agreement with NPDC. Under the NPDC Agreement, Mr. Flegel has the right to exchange up to 200,000 shares of NPDC common stock into shares of Company common stock held by NPDC at the rate of six shares of Company common stock for each share of NPDC common stock. Mr. Flegel has sole voting power and sole dispositive power over all of the shares beneficially owned.

(2)	On October 23, 2007, Mr. Schilit was no longer an employee of the Company.

Ownership of Related Companies

Some of our directors and executive officers own equity securities of NPDC, our parent.  The following table and footnotes set forth the beneficial ownership, as of October 23, 2007, of the shares of common stock of NPDC held by each person who was a director or named executive officer of the Company in the fiscal year ended December 31, 2006 and all persons who are currently directors and executive officers of the Company as a group.  All information is taken from or based upon ownership filings made by such individuals with the SEC or upon information provided by such individuals.

Ownership of Related Companies

Name	Amount and Nature of Beneficial Ownership	Percent of Class
John C. Belknap	72,920 (1)	*
Neal W. Collins	0	*
Charles Dawson	0	*
Harvey P. Eisen	2,439,353 (2)	14.59%
Jerome I. Feldman	601,108 (3)	3.59%
S. Leslie Flegel	200,000 (4)	1.20%
John Moran	0	*
Steven Schilit	0	*
Bruce Sherman	0	*
Carll Tucker	0	*
	0	*
Directors and executive officers as a group (8 persons)	3,314,006	19.82%

* The number of shares owned is less than one percent of the outstanding shares.

(1)	Includes 72,920 shares of NPDC common stock covered by options exercisable within 60 days of October 23, 2007.
(2)
Includes 2,431,500 shares of NPDC common stock beneficially owned by Bedford Oak Advisors, LLC (“Bedford Oak”) and 7,853 shares of NPDC common stock individually owned by Mr. Eisen.  Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Bedford Oak Capital, L.P. (“Capital”), Bedford Oak Acorn.  Note that options granted to Mr. Eisen on March 1, 2007 will first be exercisable on March 1, 2008.

(3)
Includes 1,173 shares of NPDC common stock held by members of Mr. Feldman's family, and 4,385 shares of NPDC common stock allocated to Mr. Feldman's account pursuant to the provisions of the GP Retirement Savings Plan.  Mr. Feldman disclaims beneficial ownership of the 1,173 shares of NPDC common stock held by members of his family.  Mr. Feldman ceased serving as Chairman of the Board and Chief Executive Officer of NPDC, as a director of NPDC, and in all other capacities with NPDC effective May 31, 2007.

(4)
This amount represents the 200,000 shares of Company common stock Mr. Flegel acquired pursuant to an agreement with NPDC.  Under the NPDC Agreement, Mr. Flegel has the right to exchange up to 200,000 shares of NPDC common stock into shares of Company common stock held by NPDC at the rate of six shares of Company common stock for each share of NPDC common stock.  See Footnote 1 to the “Security Ownership of Directors and Executive Officers” table directly above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports regarding ownership of the Company's common stock with the SEC, and to furnish the Company with copies of all such filings.  Based on a review of these filings, the Company believes that all such filings due during the fiscal year ended December 31, 2007 were timely made, with the exception of a Form 3 reporting Mr. Collins as an officer of the Company that was not timely filed due to an administrative oversight but has since been filed.

DIRECTOR COMPENSATION

The table below summarizes the total compensation paid to or earned by each director of the Company (who is not also a named executive officer) for the fiscal year ended December 31, 2006.

2006 Director Compensation (1), (2)

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Jerome I. Feldman (3)	0	0 (5)
John Moran	1,500 (4)	0 (5)	1,500
Carll Tucker	26, 500 (4)	0 (5)	26, 500

(1)	Messrs. Feldman, Dawson, Moran and Tucker resigned from the Board effective March 1, 2007. Mr. Tucker rejoined the Board effective August 8, 2007.

(2)
Messrs. Dawson and Sherman did not receive any additional compensation for their services as Company directors because employees of the Company or its subsidiaries do not receive additional compensation for serving as directors.  Information regarding compensation paid to Messrs. Dawson and Sherman in fiscal 2006 is located in the Summary Compensation Table below.

(3)
Mr. Feldman did not receive any additional compensation for his services as a director or as Chairman of the Company's Board during fiscal 2006.  However, Mr. Feldman served as the Chairman and Chief Executive Officer of NPDC, the Company’s parent, through May 31, 2007.  As discussed below under “Transactions with Related Persons, Promoters and Certain Control Persons”, the Company and NPDC entered into a management agreement through which the Company paid NPDC fees for services provided to the Company by employees of NPDC.  The Company estimates that the amount allocable under this management agreement for Mr. Feldman in fiscal 2006 was $200,000.  This amount was part of Mr. Feldman's compensation as Chief Executive Officer of NPDC.

(4)
During 2006, directors who were not employees of the Company or its subsidiaries received $1,500 for each meeting of the Board of Directors attended, and generally did not receive any additional compensation for service on the committees of the Board of Directors, except for Mr. Tucker, who received $25,000 for serving as the sole member of a Special Committee.

(5)
No equity awards were granted to Company directors in fiscal 2006.  However, certain directors had exercisable options awards outstanding at 2006 fiscal year end:  Mr. Feldman, 150,000 options outstanding; Mr. Moran, 150,000 options outstanding; and Mr. Tucker, 50,000 options outstanding.  Mr. Tucker exercised his options in March 2007.  The options held by Messrs. Feldman and Moran expired in January 2007.

Agreement with Our Current Chairman, S. Leslie Flegel

In connection with his appointment as Chairman of the Company effective March 2, 2007, S. Leslie Flegel entered into a three-year agreement with the Company ending on March 1, 2010 (the “Flegel Agreement”).  Under the Flegel Agreement, Mr. Flegel receives an annual fee of $100,000 and is reimbursed (i) for all travel expenses incurred in connection with his performance of services to the Company and (ii) beginning in November 2007, for up to $125,000 per year of the cost of maintaining an office. In addition, pursuant to the Flegel Agreement, Mr. Flegel was issued 2,000,000 shares of the Company's common stock, all of which are fully vested and not subject to forfeiture.

During the term of the Flegel Agreement, Mr. Flegel has agreed not to serve in an operating capacity as an executive officer with any other unaffiliated company. The Flegel Agreement also contains non-compete and non-solicitation covenants.

The Company may terminate the Flegel Agreement:

•	upon Mr. Flegel's death or disability;
•	if Mr. Flegel engages in conduct that is materially monetarily injurious to the Company;
•	if Mr. Flegel willfully and continually fails to perform his duties or obligation under the Flegel Agreement; or
•	upon a change of control (as defined in the Flegel Agreement) of the Company or NPDC.

If the Flegel Agreement is terminated by the Company in accordance with the foregoing, the Company is required to pay Mr. Flegel his fee accrued, and reimburse him for any expense incurred only through the date the Flegel Agreement is terminated.

On the same date, Mr. Flegel also entered into the “NPDC Agreement” with NPDC.  Under the NPDC Agreement, Mr. Flegel purchased 200,000 shares of NPDC’s common stock, which he has the right to exchange any or all of into shares of Company common stock (which is held by NPDC) at the rate of six shares of Company common stock for each share of NPDC common stock.

NPDC and the Company have each granted Mr. Flegel certain demand and piggy-back registration rights pursuant to a NPDC registration rights agreement and a Company registration rights agreement; provided, that prior to the expiration of the Flegel Agreement, Mr. Flegel only has the right to include his Company common stock in a registration statement that includes shares of Company common stock owned by the Company and then only in proportion to the number of shares of Company common stock being registered for the benefit of the Company.

During the term of the Flegel Agreement, Mr. Flegel has agreed not to sell or otherwise dispose of the 200,000 shares of NPDC common stock purchased by him pursuant to the NPDC Agreement or any shares of Company common stock into which they may have been exchanged or the 2,000,000 shares of Company common stock issued to him pursuant to the Flegel Agreement, except as part of a registered public offering, as set forth above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis focuses on the objectives the Company seeks to achieve through each element of compensation paid to our named executive officers under the Company's executive compensation program.  In fiscal 2006, our named executive officers were Charles Dawson, who served as the Company's President until March 1, 2007 and who continues to serve as an Executive Vice President of the Company’s wholly-owned subsidiary, Five Star Group, Neal W. Collins, who served as Chief Financial Officer of the Company until July 17, 2007 and who continues to serve as the Company’s Vice President and Assistant Secretary, Bruce Sherman, who serves as Executive Vice President of the Company and as Chief Executive Officer of Five Star Group, and Steven Schilit, who served as Executive Vice President and Chief Operating Officer of the Company until February 28, 2007.

Executive Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain the highest quality executives to manage and lead the Company in order to build and sustain value for our stockholders.  The Board believes that executive compensation should be:

•	structured to motivate and reward the achievement of annual and long-term individual and Company goals;
•	based on each executive's level of responsibility and performance as well as the actual performance of the Company;
•	designed to align the interests of our executives with our stockholders by creating a direct link between compensation and stockholder return;
•	reviewed by the Board of Directors and Chief Executive Officer (in the case of officers other than the Chief Executive Officer) on an annual basis; and
•	competitive with compensation packages offered by companies in the Company's peer group and consistent with prevailing market conditions.

Our philosophy is to focus on total compensation through a mix of base salary, annual cash bonus and long-term incentives, including stock-based awards.

Design and Elements of the Company's Executive Compensation Program

Principles for Setting Compensation and Performance Levels

In October 2006 and March 2007, we determined to upwardly adjust Mr. Sherman's salary and bonus levels, and grant stock options to him, because we believed that Mr. Sherman's compensation needed to be adjusted for competitive purposes.  Mr. Dawson's compensation arrangement with the Company, including a stock option grant made to Mr. Dawson in March 2007, and the modest cash bonus paid to Mr. Collins for 2006, also were the result of competitive market pressure.  Mr. Sherman's employment agreement, as amended, and Mr. Dawson's stock option agreement are discussed in more detail under the headings “Agreement with Bruce Sherman” and “Agreement with Charles Dawson”, respectively, in the narrative that follows the Summary Compensation Table.

We determined to award the compensation payable to Mr. Schilit pursuant to his consulting and severance agreement, as amended, in recognition of his many years of service to the Company.  Mr. Schilit's consulting and severance agreement is discussed in more detail under the heading “Agreement with Steven Schilit” in the narrative that follows the Summary Compensation Table.

Options granted to Messrs. Sherman and Dawson vest upon the achievement of certain EBITDA targets which are directly related to our internal financial targets, forecasts and goals.  Mr. Sherman's targets were adjusted in March 2007 to align them with the Company's then-current goals and to make them consistent with Mr. Dawson's targets, which were determined at such time.

Elements of Compensation

We intend that our Board and Chief Executive Officer (with respect only to non-Chief Executive Officer compensation) will review and approve our executive compensation levels at least once each fiscal year with respect to base salary, cash bonus and grants of equity securities.

In fiscal year 2006, direct pay to our named executive officers was comprised of some or all of the following elements:

•	Cash compensation, comprised of base salary and, for two of our named executive officers, an annual cash bonus; and

•
Equity awards that were granted to Mr. Sherman in October 2006, subject to the attainment of certain annual improvements in EBITDA, which were subsequently replaced by options granted to Mr. Sherman in March 2007 under our 2007 Stock Plan, which modified the EBITDA targets, have a higher exercise price and were made subject to attainment of the EBITDA targets and stockholder approval of the 2007 Stock Plan.  The Board does not utilize a specific allocation or relationship between equity and cash compensation.

Our named executive officers also received indirect compensation in fiscal year 2006 through their participation in a 401(k) plan maintained by an affiliate of the Company and the Company's benefits program.

Our named executive officers also are entitled to certain personal benefits, which are provided in order to assist them in their performance of Company business.

Cash Compensation

We expect that our Board and our Chief Executive Officer (with respect to persons other than the Chief Executive Officer) will review and approve the base salary and cash bonus paid to each named executive officer at least once each fiscal year.  We expect that base salary and bonus amounts paid to our named executive officers will be based on competitive base salary levels for such executives in our peer group and are designed to reflect actual individual and Company performance for the previous fiscal year.  When establishing a named executive officer's base salary and annual cash bonus for any given fiscal year, we intend for the Board to consider the individual results achieved by each named executive officer over the prior fiscal year as compared against the projected results for that fiscal year set by the Board.

The Board considers the scope of the executive's responsibilities, taking into account compensation levels paid to executives in our peer group who share similar responsibilities.  For 2006, bonuses granted to Messrs. Dawson and Collins were not determined in advance and were based on their and the Company's performance during 2006.  Equity awards have not been specifically designated by amounts at the beginning of the year but the general level of grants to named executive officers is based on the performance of the Company and the named executive officer's individual performance.

Equity Awards

The Board is of the view that stock ownership or its equivalent by management aligns the interest of management with the Company's stockholders.  We anticipate that on a going-forward basis, equity awards granted to our named executive officers will serve as the long-term compensation component of our executive compensation program.

The Board establishes the size and terms of equity award grants to named executive officers. In the fiscal year 2006, options to acquire 400,000 shares of Company common stock were granted to Mr. Sherman which, as modified in March 2007, vest, contingent upon Mr. Sherman's continued employment and stockholder approval of the 2007 Stock Plan, over a three year period in equal annual amounts upon the achievement by the Company of certain adjusted EBITDA targets, as described in the narrative to the 2006 Summary Compensation Table, under the heading “Agreement with Bruce Sherman”, contained elsewhere herein.  These vesting provisions are an additional incentive to Mr. Sherman to grow the value of our common stock.  In addition, because our unvested equity awards may be subject to forfeiture upon termination of employment for any reason other than death, disability or retirement, the multi-year vesting structure assists the Company in retaining our key executive talent.

The Company currently has one equity incentive plan, the 2007 Stock Plan, which was approved by the Board and which the Board is submitting to the stockholders for their approval at the Annual Meeting.

Under the 2007 Stock Plan, which was adopted by the Board on March 1, 2007 subject to stockholder approval, the Board (or the Compensation Committee, if one exists) determines the terms of each grant to eligible participants, which include any employee, officer (including any named executive officer) or director of the Company or of any company directly or indirectly controlled by the Company.  Grants relating to our common stock may be in the form of stock options, restricted stock, or other awards determined by the Board (or the Compensation Committee).  The exercise price of options granted under the 2007 Stock Plan must equal at least the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant.

Personal Benefits

Our named executive officers receive certain personal benefits in connection with their employment with the Company.  In 2006, to facilitate the business related travel of Messrs. Sherman, Dawson and Schilit, the Company provided to each such named executive officer a late model luxury automobile and paid for its operation and maintenance, which was valued at the cost to us.

Other Compensation Arrangements

As more fully described in the narrative that follows the Summary Compensation Table, the Company is a party to employment and compensation arrangements with Messrs. Sherman and Dawson and to a consulting and severance agreement, as amended, with Mr. Schilit.

Accounting and Tax Considerations

The Board considers the accounting and tax treatment of compensation it approves to named executive officers with respect to the Company and the tax impact on the named executive officer.  Generally, the Board has not structured compensation arrangements to provide named executive officers with particular tax benefits.  The Board does review the impact of the grants of equity awards on the Company's financial statements.

Compensation Committee Report

The entire Board of Directors of the Company has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on its review and discussions, the entire Board of Directors has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

The Board of Directors

S. Leslie Flegel (Chairman) John C. Belknap Harvey P. Eisen Bruce Sherman Carll Tucker

2006 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Company's named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Charles Dawson Former President of the Company; current Executive Vice President of Five Star Group (1)	2006	281,767	50,000 (2)	0	0	11,694 (3)	343,461
Neal W. Collins Former Chief Financial Officer of the Company; Vice President and Assistant Secretary of the Company (4)	2006	102,790	10,000 (2)	0	0	5,323 (5)	118,113
Bruce Sherman Executive Vice President of the Company; Chief Executive Officer of Five Star Group	2006	270,548	0	0 (6)	75,000	26,854 (7)	372,402
Steven Schilit Former Executive Vice President and Chief Operating Officer of the Company (8)	2006	247,800	0	0	0	329,954 (8)	577,754
___________________

(1)	Mr. Dawson resigned as President and principal executive officer of the Company on March 1, 2007. He continues to serve as Executive Vice President of Five Star Group. On March 1, 2007, John C. Belknap became the Company's President and Chief Executive Officer.

(2)
These amounts reflect the dollar value of the bonus earned by Mr. Dawson and Mr. Collins for their service to the Company in fiscal 2006. These amounts were paid by the Company in fiscal 2007. In fiscal 2006, Messrs. Dawson, Collins, Sherman and Schilit also were paid the following amounts, which represent the bonus earned by each named officer for his service to the Company in fiscal 2005: Mr. Dawson, $32,500; Mr. Collins, $7,500; Mr. Sherman, $32,500; and Mr. Schilit, $32,500.

(3)
For Mr. Dawson, the amount reflected under “All Other Compensation” includes $9,452 for a Company-provided car and $2,242 in insurance premiums paid by the Company in 2006 for life insurance for the benefit of Mr. Dawson.

(4)	Mr. Collins ceased serving as Chief Financial Officer and principal financial officer of the Company on July 17, 2007.

(5)
For Mr. Collins, the amount reflected under “All Other Compensation” includes $1,867 for Company contributions to the Company's 401(k) plan and $3,456 in premiums paid by the Company in 2006 for life insurance for the benefit of Mr. Collins.

(6)
In connection with his appointment as Chief Executive Officer of Five Star Group, Mr. Sherman was granted options in fiscal 2006 to purchase 400,000 shares of the Company's common stock under his employment agreement with Five Star Group. These options will not vest unless the Company's 2007 Stock Plan is approved by stockholders and certain performance and service based vesting conditions are satisfied. Achievement of the performance conditions was determined as less then probable at December 31, 2006 and therefore no compensation expense was recognized by the Company in accordance with FAS 123(R) in fiscal 2006.

The award is reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2006 Grants of Plan-Based Awards table below and a description of the performance conditions (as of fiscal 2006) is included under the heading “Long-Term Equity Incentive Plan - Bruce Sherman” in the narrative following that table.

(7)
For Mr. Sherman, the amount reflected under “All Other Compensation” includes: $9,452 for a Company-provided car; $14,245 for Company contributions to the Company's 401(k) plan; and $3,157 in insurance premiums paid by the Company in 2006 for life insurance for the benefit of Mr. Sherman.

(8)
For Mr. Schilit, the amount reflected under “All Other Compensation” includes: $8,748 for a Company-provided car; $14,430 for Company contributions to the Company's 401(k) plan; and $5,532 in insurance premiums paid by the Company in 2006 for life insurance for the benefit of Mr. Schilit.

The amount also includes $301,244, which is the amount accrued by the Company for financial statement reporting purposes in connection with Mr. Schilit's anticipated separation as an employee of the Company. Mr. Schilit did not receive any payments in fiscal 2006 in connection with his anticipated separation, nor was he entitled to any payments in connection with his termination of employment as of the Company's fiscal year end.

As discussed in the narrative following this table, Mr. Schilit and the Company entered into a Consulting and Severance Agreement (the “Schilit Agreement”) on February 28, 2007 under which Mr. Schilit ceased serving as Executive Vice President and Chief Operating Officer of the Company and commenced service as an independent consultant. Under the Schilit Agreement, the Company pays Mr. Schilit a weekly consulting fee of $2,403.85 (and pays the associated payroll taxes) and provides Mr. Schilit with certain benefits, including an automobile, medical benefits and life insurance. The $301,224 represents the present value (using fixed discount rate of 8.25%) of the total anticipated amounts that the Company will be obligated to pay to, or for the benefit of, Mr. Schilit over the two-year term of the Schilit Agreement.

Overview of Material Agreements with Our Named Executive Officers and Other Officers

The following is a summary of the material terms of material agreements pursuant to which compensation is paid to our named executive officers for their service with the Company and Five Star Group. Each of the agreements described below, other than the original agreement with Mr. Sherman, was entered into subsequent to December 31, 2006, the end of our 2006 fiscal year and, as described below, Mr. Sherman's agreement was amended subsequent to such time. This summary also includes a description of the material terms of the agreement entered into with Mr. Belknap, who became an officer of the Company subsequent to December 31, 2006. Details regarding the payments and benefits Mr. Sherman would have been entitled to receive upon the occurrence of certain termination events or upon a change in control (if any such event had occurred on December 31, 2006) are described under the heading “Potential Payments to Bruce Sherman Upon Termination or Change in Control” below. A summary of our agreement with Mr. Flegel, our current Chairman of the Board, is provided under the heading "Agreement with Our Current Chairman, S. Leslie Flegel", in the narrative following the 2006 Director Compensation Table.

Agreement with John C. Belknap

Mr. Belknap, who serves as the Chief Executive Officer, President and a director of the Company and is a Vice President and director of NPDC, receives a salary of $300,000 from NPDC, a portion of which will be reimbursed to NPDC by the Company based on the amount of time Mr. Belknap spends working for the Company. In addition, Mr. Belknap was granted options to purchase an aggregate of 400,000 shares of NPDC common stock, 181,240 of which are subject to stockholder approval of an amendment to NPDC's 2003 Incentive Stock Plan, at an exercise price equal to $2.45 per share, which was the average of the closing bid and asked prices of NPDC common stock on March 1, 2007. Contingent upon Mr. Belknap's continued employment with NPDC, the options will vest in three equal annual installments, commencing on December 1, 2007.

In addition, pursuant to the Restricted Stock Agreement, dated as of March 2, 2007, between the Company and Mr. Belknap (the “Restricted Stock Agreement”), Mr. Belknap was granted 1,000,000 restricted shares of the Company's common stock. Contingent upon Mr. Belknap's continued employment with the Company or NPDC:

•	333,333 of the shares will vest if the Company achieves adjusted EBITDA (as defined in the Restricted Stock Agreement) of $5.0 million for the year ending December 31, 2007;
•	333,333 of the shares will vest if the Company achieves adjusted EBITDA of $7.5 million for the year ending December 31, 2008;
•	333,334 of the shares will vest if the Company achieves adjusted EBITDA of $11.25 million for the year ending December 31, 2009; and
•	to the extent that adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest.

Upon the occurrence of a change in control of the Company (as defined in the Restricted Stock Agreement), all unvested shares also will become fully vested.

The Company has granted Mr. Belknap certain demand and piggy-back registration rights beginning March 2, 2010 pursuant to a registration rights agreement between Mr. Belknap and the Company.

Agreement with Bruce Sherman

On February 23, 2007, the Company's subsidiary Five Star Group and Mr. Sherman entered into an Amended and Restated Employment Agreement (the “Amended Sherman Employment Agreement”), for a period commencing on February 23, 2007 and terminating on December 31, 2010 (unless terminated sooner according to its terms), pursuant to which Mr. Sherman serves as Chief Executive Officer of Five Star Group.  The Amended Sherman Employment Agreement amends and restates the employment agreement between Five Star Group and Mr. Sherman, dated as of October 18, 2006, pursuant to which Mr. Sherman served as Chief Executive Officer of Five Star Group (the “2006 Sherman Agreement”).

Under the 2006 Sherman Agreement, which had a term that commenced on October 18, 2006 and was to terminate on December 31, 2010 (unless terminated sooner according to its terms):

•	Mr. Sherman's base annual salary was $262,500, with annual increases of not less than the greater of three percent and the percentage increase in the consumer price index for the prior year.
•
Mr. Sherman's annual cash incentive award for 2006 was $75,000 (this payment had been contingent upon an increase in EBITDA (as defined in the 2006 Sherman Agreement) for 2006 over 2005, which was ultimately realized).

•
For all other years, Mr. Sherman's annual cash incentive award would have been equal to $500,000 multiplied by the actual percentage increase in EBITDA, if any, for the year in which the bonus was earned, over the prior year, based upon a baseline EBITDA of the greater of $1.6 million or actual, but in no event to exceed $250,000 per year.

•	Mr. Sherman would have also been eligible to receive an additional annual super-bonus cash incentive award in an amount not to exceed $250,000 (assuming a 150% increase in EBITDA), beginning in 2007.
•	Five Star Group was required to provide Mr. Sherman with the use of an automobile.

Subject to stockholder approval, Mr. Sherman was granted stock options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.18 per share (the average of the closing bid and asked prices of the Company's common stock on October 18, 2006) in connection with the 2006 Sherman Agreement that Mr. Sherman entered into with Five Star Group on the same date.  The exercise price of the options was subsequently modified in connection with the Amended Sherman Employment Agreement.  In lieu of the options granted under the 2006 Sherman Agreement, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.38 per share (the average of the closing bid and asked prices of the Company's common stock on March 1, 2007).  Under the 2006 Sherman Agreement, contingent upon an annual increase in Five Star Group's EBITDA for each year over the prior year the options were to be granted as follows:

•	A maximum of 140,000 shares in March 2008;
•	A maximum of 130,000 shares in March 2009; and
•	A maximum of 130,000 shares in March 2010.

The actual number of shares granted for each year would have been pro-rated based upon the actual percentage increase in EBITDA, based upon a baseline EBITDA of the greater of $1.6 million or actual, but in no event to exceed the above-stated maximum in a given year. For example, a 50% increase in EBITDA in 2007 over 2006 would have resulted in a March 2008 grant of 140,000 shares, a 25% increase in EBITDA would have resulted in a grant of 70,000 shares and a 12.5% increase in EBITDA would have resulted in a grant of 35,000 shares.

Five Star Group could have terminated the 2006 Sherman Agreement for any of the following reasons:

•	A breach by Mr. Sherman of any of the terms of the agreement;
•	Gross neglect by Mr. Sherman of his duties;
•	The conviction of Mr. Sherman for any felony or crime involving moral turpitude;
•	The conviction of Mr. Sherman of any crime involving the property of Five Star Group;
•	The commission by Mr. Sherman of any act of fraud or dishonesty; or
•	The engagement by Mr. Sherman in misconduct resulting in serious injury to Five Star Group.

If Mr. Sherman was terminated for any of the six reasons listed immediately above, he would not have been entitled to any compensation, including his annual cash incentive award, after the date of termination. If Mr. Sherman's employment was terminated by his death or disability, Five Star Group would have been required to pay Mr. Sherman his base salary as then in effect for the month during which termination occurred and four months thereafter and, if the month in which the termination occurred was more than six months into the then-current contract year, his bonus for that year pro-rated through the date of termination.

The 2006 Sherman Agreement also contained non-compete and non-solicitation covenants.

Under the Amended Sherman Employment Agreement:

•	Mr. Sherman's base annual salary is $262,500, with annual increases of not less than the greater of three percent and the percentage increase in the consumer price index for the prior year.
•
Mr. Sherman's annual cash incentive award for 2006 was $75,000 (this payment was contingent upon an increase in EBITDA (as defined in the Amended Sherman Employment Agreement) for 2006 over 2005, which was ultimately realized).

•
For all other years, Mr. Sherman's annual cash incentive award will be equal to $500,000 multiplied by the actual percentage increase in EBITDA, if any, for the year in which the bonus is earned, over the prior year, based upon a baseline EBITDA of $1.6 million or actual, whichever is greater, but in no event to exceed $250,000 per year.

•	Mr. Sherman is also eligible to receive an additional annual super-bonus cash incentive award in an amount not to exceed $250,000 (assuming a 150% increase in EBITDA).
•	Five Star Group is required to provide Mr. Sherman with the use of an automobile.

In accordance with the Amended Sherman Employment Agreement and pursuant to the terms and conditions of the Stock Option Agreement, dated March 1, 2007, between the Company and Mr. Sherman (the “Sherman Stock Option Agreement”), and in lieu of the options granted under the 2006 Sherman Agreement, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.38 per share (the average of the closing bid and asked prices of the Company's common stock on March 1, 2007). Contingent upon Mr. Sherman's continued employment with Five Star Group and stockholder approval of the 2007 Stock Plan:

•
Options to purchase 133,333 shares of the Company's common stock will vest and become exercisable if the Company achieves adjusted EBITDA (as such term is defined in the Sherman Stock Option Agreement) of $5.0 million for the year ending December 31, 2007;

•	Options to purchase 133,333 shares of the Company's common stock will vest and become exercisable if the Company achieves adjusted EBITDA of $7.5 million for the year ending December 31, 2008;

•	Options to purchase 133,334 shares of the Company's common stock will vest and become exercisable if the Company achieves adjusted EBITDA of $11.25 million for the year ending December 31, 2009; and

To the extent that adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest and become exercisable.

Upon the occurrence of a change in control (as defined in the Sherman Stock Option Agreement) of the Company or NPDC, all unvested shares also will become fully vested and exercisable.

Five Star Group may terminate the Amended Sherman Employment Agreement for any of the following reasons:

•	A breach by Mr. Sherman of any of the terms of the agreement;
•	Gross neglect by Mr. Sherman of his duties;
•	The conviction of Mr. Sherman for any felony or crime involving moral turpitude;
•	The conviction of Mr. Sherman of any crime involving the property of Five Star Group;
•	The commission by Mr. Sherman of any act of fraud or dishonesty; or
•	The engagement by Mr. Sherman in misconduct resulting in serious injury to Five Star Group.

If Mr. Sherman is terminated for any of the six reasons listed immediately above, he will not be entitled to any compensation, including his annual cash incentive award, after the date of termination. If Mr. Sherman's employment is terminated by his death or disability, Five Star Group is required to pay Mr. Sherman his base salary as then in effect for the month during which termination occurred and four months thereafter and, if the month in which the termination occurred is more than six months into the then-current contract year, his bonus for that year pro-rated through the date of termination.

The Amended Sherman Employment Agreement also contains non-compete and non-solicitation covenants.

Agreement with Ira J. Sobotko

Pursuant to the terms and conditions of the Stock Option Agreement, dated July 17, 2007, between the Company and Mr. Sobotko (the “Sobotko Stock Option Agreement”), Mr. Sobotko, who serves as Senior Vice President, Finance, Secretary and Treasurer of the Company and as Vice President, Finance, Secretary and Treasurer of NPDC, was granted options to purchase 125,000 shares of Company common stock at an exercise price equal to $0.78 per share, the average of the closing bid and asked prices of the Company common stock on July 17, 2007, under the Company’s 2007 Incentive Stock Plan.  The options are contingent upon approval of the Company’s 2007 Incentive Stock Plan by the Company’s stockholders.  Contingent upon Mr. Sobotko's continued employment with the Company:

•
Options to purchase 41,625 shares of Company common stock will vest and become exercisable if the Company achieves adjusted EBITDA (as defined in the Sobotko Stock Option Agreement)) of at least $5.0 million for the year ending December 31, 2007;

•	Options to purchase 41,625 shares of Company common stock will vest and become exercisable if the Company achieves adjusted EBITDA of at least $7.5 million for the year ending December 31, 2008; and

•	Options to purchase 41,750 shares of Company common stock will vest and become exercisable if the Company achieves adjusted EBITDA of at least $11.25 million for the year ending December 31, 2009.

To the extent that adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest and become exercisable.  Notwithstanding any contrary provision of the stock option agreement, if Mr. Sobotko is employed by the Company as of December 31, 2007, December 31, 2008 or December 31, 2009, Mr. Sobotko shall be entitled to the vesting of his options for that fiscal year, regardless of whether his employment terminates prior to the formal determination of vesting (i.e., the adjusted EBITDA calculations) for such fiscal year.  Upon the occurrence of a change in control (as defined in the Sobotko Stock Option Agreement) of the Company or NPDC, all unvested shares also will become fully vested and exercisable.

In addition, pursuant to the terms and conditions of the Stock Option Agreement, dated July 30, 2007, between NPDC and Mr. Sobotko (the “Sobotko NPDC Stock Option Agreement”), Mr. Sobotko was granted options to purchase 100,000 shares of NPDC common stock at an exercise price equal to $2.68 per share, the average of the closing bid and asked prices of NPDC common stock on July 30, 2007, under NPDC’s 2003 Incentive Stock Plan.  Contingent upon Mr. Sobotko's continued employment with NPDC:

•	Options to purchase 33,333 shares of NPDC common stock will vest and become exercisable on March 1, 2008;
•	Options to purchase 33,333 shares of NPDC common stock will vest and become exercisable on March 1, 2009; and
•	Options to purchase 33,334 shares of NPDC common stock will vest and become exercisable on March 1, 2010.

Upon the occurrence of a change in control of NPDC (as defined in the Sobotko NPDC Stock Option Agreement), all unvested shares shall become fully vested and exercisable.

Mr. Sobotko receives an annual salary of $200,000 from NPDC, a portion of which will be reimbursed to NPDC by the Company based on the amount of time Mr. Sobotko spends working for the Company.

Agreement with Charles Dawson

Pursuant to the terms and conditions of the Stock Option Agreement, dated March 1, 2007, between the Company and Mr. Dawson (the “Dawson Stock Option Agreement”), Mr. Dawson, an Executive Vice President of Five Star Group, was granted options to purchase 125,000 shares of Company common stock at an exercise price equal to $0.38 per share, the average of the closing bid and asked prices of the Company's common stock on March 1, 2007.

Contingent upon Mr. Dawson's continued employment with Five Star Group and stockholder approval of the 2007 Stock Plan:

•	41,666 shares will vest and become exercisable if the Company achieves adjusted EBITDA (as defined in the Dawson Stock Option Agreement) of $5.0 million for the year ending December 31, 2007;
•	41,666 shares will vest and become exercisable if the Company achieves adjusted EBITDA of $7.5 million for the year ending December 31, 2008; and

•	41,667 shares will vest and become exercisable if the Company achieves adjusted EBITDA of $11.25 million for the year ending December 31, 2009.

To the extent that adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest and become exercisable.

Upon the occurrence of a change in control of the Company (as defined in the Dawson Stock Option Agreement), all unvested shares also will become fully vested and exercisable.

Agreement with Steven Schilit

On February 28, 2007, the Company entered into a Consulting and Severance Agreement with Mr. Schilit, the former Executive Vice President, Chief Operating Officer and director of the Company (the “Schilit Agreement”). Pursuant to the Schilit Agreement, Mr. Schilit will provide consulting services to the Company for a period of two years, commencing February 28, 2007, in exchange for a weekly consulting fee of $2,403.85. In addition, Mr. Schilit will be entitled to receive, for a period of five years, a commission of one half of one percent on sales by certain of the Company's employees. During the term of the Schilit Agreement, Mr. Schilit will be entitled to continue to participate in the Company's benefit plans to the extent he remains eligible, on the same basis as the Company's management, and the Company will continue to make the lease payments and pay for the insurance and maintenance on the car currently provided to Mr. Schilit. Mr. Schilit also agreed not to compete with the Company or NPDC or solicit any of their employees.

On March 14, 2007, the Schilit Agreement was amended to provide that, if Mr. Schilit should die during the term thereof, the Company would (i) pay Mr. Schilit's spouse or estate the weekly consulting fee for the remainder of the term of the agreement and (ii) continue to provide certain medical, life insurance and disability benefits in accordance with the relevant benefit plan or as required by law.  It was further amended to state that if Mr. Schilit's services under the agreement are terminated due to his incapacity, the Company will continue to (A) pay him the weekly consulting fee for the remainder of the term of the agreement, (B) provide certain life insurance and disability benefits in accordance with the relevant benefit plan or as required by law and (C) provide certain medical benefits for the remainder of the term of the agreement. The amendment was effective as of February 28, 2007.

2006 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2006.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Charles Dawson	-	-	-	-	-
Neal W. Collins	-	-	-	-	-
Bruce Sherman	10/18/06	75,000 (1)	400,000 (2)	0.18	66,000 (3)
Steven Schilit	-	-	-	-	-
___________________

(1)
Mr. Sherman is entitled to participate in an annual cash incentive plan pursuant to the terms of the employment agreement he entered into with Five Star Group in October 2006. Mr. Sherman's annual cash incentive award opportunity for fiscal years 2007 through 2010 was modified by the Amended Sherman Employment Agreement.

In fiscal 2006, Mr. Sherman's annual incentive award was a fixed sum of $75,000 if the Company achieved any increase in EBITDA (as defined in the employment agreement Mr. Sherman entered into with Five Star Group in October 2006) calculated at the end of fiscal 2006 over EBITDA calculated at the end of fiscal 2005. Increases in EBITDA are calculated in accordance with GAAP. This amount is reflected in under the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table above.

Details regarding Mr. Sherman's annual cash incentive award opportunity under the Amended Sherman Employment Agreement are included in the narrative following the 2006 Summary Compensation Table above under “Agreement with Bruce Sherman.”

(2)
The stock options reflected in these columns represent the total number of shares that may vest and become exercisable under the equity incentive award established in the employment agreement Mr. Sherman entered into with Five Star Group in fiscal 2006.

The stock options were granted on October 18, 2006 under the 2007 Stock Plan and are subject to our stockholder's approval of the 2007 Stock Plan.  The exercise price of the options was subsequently modified in connection with the Amended Sherman Employment Agreement.  In lieu of the options granted under the 2006 Sherman Agreement, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.38 per share (the average of the closing bid and asked prices of the Company's common stock on March 1, 2007).

If the 2007 Stock Plan is approved, the options could potentially vest and become exercisable on an annual basis, beginning as of March 2008, if certain performance- and service-based vesting conditions are met. As described under the heading “Potential Payments to Bruce Sherman Upon Termination or Change in Control” below, the shares would also have vested and become exercisable if a change in control or sale of Five Star Group had occurred on December 31, 2006.

The terms of the option grant, including the exercise price of the options and the performance-based vesting conditions, have been modified in connection with the Amended Sherman Employment Agreement.  A description of the terms of Mr. Sherman's equity incentive arrangement, as of December 31, 2006, follow this table under “Long Term Equity Incentive Arrangement - Bruce Sherman” and, under the Amended Sherman Employment Agreement, in the narrative following the 2006 Summary Compensation Table under “Agreement with Bruce Sherman” above.

Holders of unexercised stock options have no rights as stockholders, including no voting rights or dividend rights.

(3)
This amount represents the full grant date fair value of the stock options under FAS 123(R). This amount reflects the Company's accounting expense, and does not necessarily represent to the actual value that will be recognized by Mr. Sherman.

The Company determined the estimated aggregate fair value of these options on the date of grant to be $66,000 based on the Black-Scholes valuation model using the following assumptions: expected volatility of 166%, dividend yield of 0%, risk-free interest of 5% and an expected life of 4 years.

Long-Term Equity Incentive Arrangement - Bruce Sherman

Mr. Sherman was granted stock options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.18 per share (the average of the closing bid and asked prices of the Company's common stock on October 18, 2006) in connection with the 2006 Sherman Agreement that Mr. Sherman entered into with Five Star Group on the same date.  The exercise price of the options was subsequently modified in connection with the Amended Sherman Employment Agreement.  In lieu of the options granted under the 2006 Sherman Agreement, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.38 per share (the average of the closing bid and asked prices of the Company's common stock on March 1, 2007).

Under the 2006 Sherman Agreement, some or all of the stock options would have vested and become exercisable if all of the following conditions had been met: (1) our stockholders approved the 2007 Stock Plan; (2) Five Star Group met certain EBITDA (as defined in the 2006 Sherman Agreement) targets (calculated in accordance with GAAP) over approximately the next three years; and (3) Mr. Sherman remained employed with Five Star Group (except that options earned during the 2009 to 2010 measurement period would vest and become exercisable despite the expiration of the 2006 Sherman Agreement if the other two conditions are met).

Under the 2006 Sherman Agreement, the determination of whether the EBITDA targets had been achieved by Five Star Group would have been made on an annual basis in March 2008, 2009 and 2010. The total number of options that would have vested and become exercisable if the Company met or exceeded the EBITDA target in the measurement period of 2007 to 2008 was 140,000 options. For the measurement periods of 2008 to 2009 and 2009 to 2010, the total number of options that may have vested and become exercisable was 130,000 options per year. The number of options that may vest and become exercisable in each year has been modified by the Amended Sherman Employment Agreement.

As discussed under “Agreement with Bruce Sherman” in the narrative following the Summary Compensation Table above, the EBITDA targets were subsequently modified by the Amended Sherman Employment Agreement. However, under the 2006 Sherman Agreement, the “baseline EBITDA” for each period was $1.6 million or Five Star Group's actual EBITDA as of the beginning of the measurement period, whichever was greater. Mr. Sherman would have been entitled to receive all of the shares allocated to the particular measurement period if there had been a 50% increase in Five Star Group's baseline EBITDA as of the end of the measurement period. If less than 50% of baseline EBITDA had been achieved, the number of options that would have vested and become exercisable would have been pro-rated based upon the actual percentage increase in baseline EBITDA. For example, under the 2006 Sherman Agreement for the 2007 to 2008 measurement period, if baseline EBITDA had increased by 50%, 140,000 options would have vested and become exercisable. If, however, baseline EBITDA had increased by one percent, 2,800 options would have vested and become exercisable.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the current holdings of unexercised and unvested stock options and unvested stock awards for each of our named executive officers as of the fiscal year ended December 31, 2006.

	Option Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles Dawson	0	-	-
Neal W. Collins	0	-	-
Bruce Sherman (1)	400,000	0.18	12/31/10
Steven Schilit	0	-	-
___________________

(1)
The options reflected in this row may vest and become exercisable, generally in equal increments over a period of three years, beginning in fiscal 2008, if the 2007 Stock Plan is approved by our stockholders and certain performance and service based conditions are satisfied by Mr. Sherman under his equity incentive arrangement with Five Star Group.

The exercise price of the options was modified subsequent to the end of our fiscal year in connection with the Amended Sherman Employment Agreement.  In lieu of the options granted under the 2006 Sherman Agreement, Mr. Sherman was granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to $0.38 per share (the average of the closing bid and asked prices of the Company's common stock on March 1, 2007).

A description of the terms of Mr. Sherman's equity incentive arrangement, as of December 31, 2006, follow the Grants of Plan-Based Awards table above under “Long-Term Equity Incentive Arrangement - Bruce Sherman” and, as of February 23, 2007, under “Overview of Material Agreements with Our Named Executive Officers and Other Officers – Agreement with Bruce Sherman” in the narrative following the Summary Compensation Table above.

Termination of Employment and Change in Control Arrangements

As discussed in the narrative following the Summary Compensation Table above, Messrs. Dawson, Sherman and Schilit have each entered into new or amended employment or severance and consulting agreements with the Company or Five Star Group since the beginning of fiscal 2007. On December 31, 2006, Mr. Sherman was our only named executive officer who would have been entitled to any incremental payments or benefits from the Company upon the occurrence of certain termination events or upon a change in control of the Company, as described below.

Potential Payments to Bruce Sherman Upon Termination or Change in Control

Under the 2006 Sherman Agreement, had Mr. Sherman's employment been terminated as of December 31, 2006, Mr. Sherman would not have been entitled to any payments or benefits if he had been terminated for the following reasons:

•	A breach by Mr. Sherman of any of the terms of the employment agreement (provided that Five Star Group had given Mr. Sherman 15 days notice prior to termination if the breach is capable of cure);
•	The gross neglect by Mr. Sherman of his duties under the employment agreement (if such conduct had continued for 30 days following written warning to Mr. Sherman);
•	A conviction of Mr. Sherman for any felony or any crime involving moral turpitude or any lesser crime or offense involving the property of Five Star Group or any of its affiliates;
•	A commission by Mr. Sherman of any act of fraud or dishonesty; or
•	The engagement by Mr. Sherman in misconduct resulting in serious injury to Five Star Group.

If Mr. Sherman's employment had been terminated due to (i) his death or (ii) any physical or mental disability, then he would have been entitled to receive his base salary as then in effect for the month during which termination occurred plus his base salary for the next four months.  He would have been entitled to receive any annual cash incentive award for that contract year, prorated through the date of termination, if the termination event occurred more than six months into the year.  Mr. Sherman would have been entitled to receive a pro-rated amount equal to the maximum amount that could have been earned by Mr. Sherman during the relevant fiscal year. Under the 2006 Sherman Agreement, if Mr. Sherman's employment had been terminated due to his death or disability on December 31, 2006, he would have been entitled to receive an aggregate of $162,500, which represents $87,500 for four months' salary and a $75,000 annual incentive award for fiscal 2006.

If Five Star Group had terminated Mr. Sherman's employment for any other reason than those described above, he would have been entitled to continue to receive (in weekly installments) his base salary as then in effect for the period commencing from the date of termination and ending on the termination date of the employment agreement. Mr. Sherman also would have been entitled to receive his annual cash incentive award, if any had been earned under the terms of his employment agreement, through the date of termination on a pro rata basis. Under the 2006 Sherman Agreement, if Mr. Sherman's employment had been terminated due to his death or disability on December 31, 2006, he would have been entitled to receive $1,126,200, which represents $1,125,000 in total salary payments remaining under the 2006 Sherman Agreement and a $1,200 annual incentive award Mr. Sherman earned in fiscal 2006.

Under the 2006 Sherman Agreement, if a “change in control” or “sale” of the Company (as described below) were to have occurred during the term of the employment agreement, Mr. Sherman would have been granted the unconditional, fully vested right to purchase up to 400,000 shares of Company common stock at a per share exercise price equal to the fair market value of a share of common stock on the date of the event. The number of options granted would have represented: (i) the total number of options that could have potentially vested and become exercisable under 2006 Sherman Agreement if certain conditions, including the achievement of certain performance- and service-based vesting conditions, were satisfied over fiscal years 2007 through 2010 minus (ii) the number of options that had vested and become exercisable under the 2006 Sherman Agreement upon satisfaction of those conditions. If a change in control or sale of the Company had occurred on December 31, 2006, the options that could have potentially vested and become exercisable under the 2006 Sherman Agreement would have terminated and Mr. Sherman would have received a new grant of fully-vested options to purchase 400,000 shares of common stock at an exercise price equal to the fair market value on December 29, 2006 (the last business day of the 2006 fiscal year). As of December 31, 2006, no options had vested or become exercisable under the 2006 Sherman Agreement. Mr. Sherman's right to receive and exercise the options to purchase these shares upon a change in control or sale of the Company would have survived the expiration of the term of the employment agreement.

A change in control would have been  deemed to have occurred for the purposes of the employment agreement if any person who was not on October 1, 2006 the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s securities representing 15% or more of the combined voting power of the Company's outstanding securities became such beneficial owner of Company securities representing 25% or more of the combined voting power of the Company's outstanding securities.

A “sale” of the Company would have been  deemed to have occurred if:

•
the Company engaged in any transaction(s) with another entity and following such transaction(s) the Company's stockholders immediately prior to such transaction(s) did not hold at least 50% of the voting power of the Company or its successor;

•	NPDC and its affiliates ceased to own more than 60% of the Company's voting stock; or
•	all or substantially all of the assets of the Company were sold.

Mr. Sherman was subject to confidentiality, non-competition and non-solicitation covenants under his employment agreement. The confidentiality covenant was not limited in duration. The duration of the non-competition and non-solicitation covenants would have been reduced in length, depending on the amount of time Mr. Sherman had served prior to the termination event (the non-competition covenant would have remained in effect for a period of 18 months to six months and the non-solicitation covenant would have remained in effect for a period of 18 months to 12 months). If Mr. Sherman violated the non-competition and non-solicitation covenants, the term of each violated covenant would have been automatically extended for an additional period of time. In addition, the Company would have had the right to require Mr. Sherman to account for and pay over to the Company all profits or other benefits derived or received by the Mr. Sherman as a result of any transactions constituting a breach of each such covenant violated.

Compensation Committee Interlocks and Insider Participation

The Company does not have a separately designated Compensation Committee.  The entire Board acts as the Company’s Compensation Committee.  Except for Messrs. Feldman, Tucker and Moran, each member of the Board in fiscal 2006 was also an officer of NPDC, the Company or Five Star Group during fiscal 2006.  During fiscal 2006, Mr. Schilit (who served as our Chief Operating Officer through February 2007) and Mr. Feldman (who served as a director of the Company through February 2007 and as the Chairman and Chief Executive Officer of NPDC through May 2007) each participated in the Company’s deliberations regarding executive compensation.

As noted under “Transactions with Related Persons, Promoters and Certain Control Persons” below, Messrs. Belknap, Sherman, Sobotko, Dawson and Schilit have each entered into compensation arrangements with the Company.  For details of the Company's agreements with these employee directors, see the summaries of such agreements in the narrative following the Summary Compensation Table.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Transactions with Related Persons, Promoters and Certain Control Persons

Company Policy and Procedure

The Company has no written policies and procedures for the review, approval, or ratification of any transaction required to be reported under this item, but its Board adheres to the following practices in assessing whether to enter into an agreement with a related person, promoter or control person:

•	The Board convenes a quorum;
•
The Board considers the relative merits of the transaction, including whether the cost of the transaction is market value and whether the Company could reach an agreement with a non-related party that is, from a financial perspective, equally or more beneficial to the Company than the transaction in question;

•	The Board votes, with the abstention of any interested directors; and
•	If a majority of the Board votes in favor of the transaction, the Company enters into the transaction.

Indevus

On November 12, 2004, NPDC entered into an agreement (the “Bedford Agreement”) to borrow approximately $1,060,000 from Bedford Oak Partners, L.P., a greater than five percent stockholder, which is controlled by Mr. Eisen, our director and the current Chairman of the Board and Chief Executive Officer of NPDC, and approximately $530,000 from Mr. Feldman, NPDC’s former Chairman of the Board and Chief Executive Officer, to exercise NPDC’s option to purchase 2,068,966 shares of Series B Convertible Preferred Shares of Valera, a Delaware corporation, for an aggregate price of $1,590,000.  The loans bore interest at six percent per annum, matured on October 31, 2009, and were secured by all shares of Valera owned by NPDC, including the purchased shares.

On January 20, 2005, the loans were repaid, including interest of $10,217 and $5,682 for Bedford Oak Partners and Mr. Feldman, respectively, from the additional capital contribution received by NPDC from GPS out of proceeds received by GPS from its claims relating to the Learning Technologies acquisition.  As a result of the public offering by Valera and taking into account a 1 for 6 reverse stock split and the effect of the accrued dividends, the purchased shares automatically converted into 404,004 shares of Valera common stock.  Bedford Oak Partners and Mr. Feldman were then entitled to receive 50% of any profit received by NPDC from the sale of such shares in excess of $3.94 per share.  Effective April 18, 2007, all of the outstanding common stock of Valera was acquired by Indevus Pharmaceuticals, Inc., a Delaware corporation (“Indevus”).  Under the transaction agreement, at the effective time of the transaction, each share of Valera common stock outstanding immediately prior to the effective time was exchanged for 1.1337 shares of Indevus common stock.

From June 25, 2007 through and including September 12, 2007, NPDC sold, in a series of brokers’ transactions, all of its 2,639,482 shares of Indevus common stock in open market transactions by the close of trading on September 12, 2007 for an aggregate of approximately $17,598,000, net of commissions and brokerage fees.  Pursuant to the Bedford Agreement, Bedford Oak Partners and Mr. Feldman were entitled to (i) receive an aggregate of approximately $922,000 of the proceeds of the sales and (ii) participate in 50% of the profits earned on 19.51% of shares of Indevus common stock received by NPDC upon conversion of the Contingent Stock Rights (defined below), if any, at such time as such shares are sold by NPDC.  The approximately $922,000 in sales proceeds have been paid to Bedford Oak Partners and Mr. Feldman.

NPDC continues to hold contingent stock rights (the “Contingent Stock Rights”) for certain products in development by Indevus that will become convertible into shares of Indevus common stock to the extent specific milestones with respect to each product are achieved.  If all milestones are achieved, NPDC will receive $2,070,670 and $3,106,005, respectively, worth of shares of Indevus common stock upon conversion of the Contingent Stock Rights.

Management Services Agreement

Since 2004, NPDC, the Company's parent, has provided legal, tax, public and investor relations, insurance and employee benefit administration services to the Company pursuant to a management services agreement for fees which have ranged from $10,000 to $25,000 per month and were capped at $14,167 per month in fiscal 2006.  In addition, the Company agreed to reimburse NPDC for $16,666 per month for Mr. Feldman's services to the Company effective October 1, 2004.  The management services agreement is automatically renewable for successive one-year terms unless one of the parties notifies the other in writing at least six months prior to the end of any renewal thereof.  The Company and NPDC agree annually, in writing, to a management fee and adjust such figure during the year if necessary.  The management services agreement was renewed for 2007.

Fees incurred under the management services agreement totaled $370,000, $500,000 and $215,000 for the years ended December 31, 2006, 2005 and 2004, respectively.  The largest aggregate amount of principal outstanding and due during fiscal 2006 was $84,451, of which the Company paid $84,451.  At December 31, 2006 and 2005, the amounts due to NPDC under the management services agreement were $58,000 and $43,000, respectively.

In addition, NPDC incurred certain expenses on behalf of the Company, primarily involving insurance, legal and other professional expenses.  The Company reimbursed NPDC for such expenses, which amounted to approximately $234,000 for the year ended December 31, 2006 and $677,000 for the nine months ended September 30, 2007, respectively.

Related Party Debt

The Company’s wholly-owned subsidiary, Five Star Group, issued a $2,800,000 unsecured note (the “JL Note”) payable to JL Distributors, Inc. (“JL”), a wholly-owned subsidiary of NPDC following the spin-off of NPDC from GPS, its former parent, on November 24, 2004.  The JL Note bore interest at 8%, payable quarterly, and matured on June 30, 2005.  On June 30, 2005, NPDC and the Company agreed to extend the JL Note for a one-year term maturing on June 30, 2006 through the issuance by the Company to JL of a new promissory note on substantially the same terms as the original JL Note (the “Extended Note”).  In consideration to NPDC for the Extended Note, the Company paid NPDC a fee of $28,000, representing one percent of the JL Note’s outstanding balance.  In addition, the interest rate on the Extended Note was increased to 9%.  On July 28, 2006, the Company and NPDC agreed to extend the Extended Note for a one-year term maturing on June 30, 2007.  In consideration to NPDC for the extension of the Extended Note, the Company paid NPDC a fee of one percent of the Extended Note's outstanding balance, or $28,000, during July 2006.  The interest rate on the Extended Note remained at 9%.

On March 2, 2007, the Company and JL amended the Extended Note (i) to extend the maturity date from June 30, 2007 to June 30, 2009, (ii) to add a conversion feature such that the holder of the Extended Note, at its option, may convert the principal of the Extended Note, and any accrued interest, into shares of the Company’s common stock at a fixed conversion price of $0.40 per share, and (iii) to modify the Extended Note to eliminate the Company’s right to prepay the Extended Note prior to maturity.  The Company also granted JL certain registration rights with respect to the shares of the Company’s common stock issuable upon exercise of the Extended Note pursuant to a Registration Rights Agreement, dated as of March 2, 2007, between Five Star Products and JL.

The Note is subordinated to Five Star Group's indebtedness under its Loan and Security Agreement with Bank of America Business Capital.  The Loan Agreement has a five-year term, with a maturity date of June 30, 2008.

Other Related Party Transactions

Grad Agreement

On February 8, 2002, the Company entered into a Consulting and Severance Agreement (the “Grad Agreement”) with Richard Grad, the former President and Chief Executive Officer of the Company. Pursuant to the Grad Agreement, Mr. Grad received $145,000 per year for consulting services to be rendered to the Company and a severance fee at the rate of $5,000 per year, for a five-year period ending February 8, 2007.  In addition, in August 2002, Mr. Grad was granted options to purchase 150,000 shares of the Company's common stock at the quoted market price on the date of grant, which options will vest annually over the term of the Grad Agreement in equal installments. Such options were valued at an aggregate amount of $13,000.  The Grad Agreement also provided for the repurchase by the Company of 192,308 shares of the Company's common stock held by Mr. Grad for an aggregate purchase price of $25,000.  During this five-year period, Mr. Grad also received certain benefits, including medical benefits, life insurance and use of an automobile.

Kampner Agreement

On April 5, 2007, Five Star Group entered into an Employment Agreement dated as of April 5, 2007 with Ronald Kampner (the “Kampner Agreement”) pursuant to which Mr. Kampner serves as Five Star Group's Senior Vice President of Sales.  The Kampner Agreement has a three-year term (subject to earlier termination). During the term of the agreement, Five Star Group will pay Mr. Kampner (i) a minimum annual base salary of $200,000, (ii) two percent of all sales related to the business of Right-Way Dealer Warehouse, Inc. (“Right-Way”) booked by December 31 of each year during the term above a threshold (the threshold is $8,000,000 (pro-rated for the period of April 5, 2007 and December 31, 2007) in 2007 and increases annually during the term of the agreement by five percent over the prior year's threshold amount, partial years being pro-rated) and (iii) (a) one-half of one percent of all sales booked from certain qualified Right-Way customers up to a threshold (the threshold is $15,000,000 (pro-rated for the period of April 5, 2007 and December 31, 2007) in 2007 and increases annually during the term of the agreement by five percent over the prior year's threshold amount, partial years being pro-rated (the “Distribution Threshold”)) and (b) one percent of all sales booked from certain qualified Right-Way customers above the Distribution Threshold.  In addition, Mr. Kampner was granted an option to purchase 200,000 shares of Company common stock, at an exercise price equal to the fair market value of the Company's common stock on April 5, 2007, the date of the grant.

Other Agreements

For details of agreements with Messrs. Belknap, Sherman, Sobotko, Dawson and Schilit, see the summaries of such agreements in the narrative following the Summary Compensation Table.

Compensation Arrangements and Agreements

Summaries of the compensation arrangements and agreements in which the Company and its executive officers and directors are participants and where the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year, are included in the narrative following the 2006 Summary Compensation Table above.

STOCKHOLDER PROPOSALS

Proposals of stockholders which are eligible under SEC rules to be included in the Company’s 2008 proxy materials must be received by the Corporate Secretary of the Company no later than July 12, 2008.

If the Company changes the date of its 2008 annual meeting to a date more than 30 days from the original date of its 2008 annual meeting, then the deadline for submission of stockholder proposals under SEC rules will be changed to a reasonable time before the Company begins to print and mail its proxy materials.  If the Company changes the date of its 2008 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its stockholders by another reasonable method.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above.  Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors,

S. LESLIE FLEGEL Chairman

A copy of the annual report to stockholders for the fiscal year ended December 31, 2006 accompanies this proxy statement.  The annual report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006, as amended, filed with the SEC.  The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to Five Star Products, Inc., Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016.

Appendix A
FIVE STAR PRODUCTS, INC.
2007 INCENTIVE STOCK PLAN

Section 1.        Purpose of the Plan

The purpose of this 2007 Incentive Stock Plan (the "Plan") is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of Five Star Products, Inc. (the "Company") by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

Section 2.        Definitions

As used in the Plan,

         "Award" means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" shall mean the Compensation Committee of the Board, which Committee shall consist solely of two or more outside directors within the meaning of Treas. Reg. ss.ss. 1.162-27(e)(3) or, in the event such a committee shall not have been appointed, the entire Board..

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Five Star Products, Inc., a Delaware corporation.

         "Covered Employee" means a "covered employee" as that term is defined in Section 162(m)(3) of the Code or any successor provision.

         "Effective Date" has the meaning set forth in Section 18.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of Common Stock, as of a date of determination, shall mean the following:

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(a) Common Stock Listed and Shares Traded On Date Of Determination. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act) on the date of determination, the Fair Market Value per share shall be the last sale price of a share of the Common Stock on the applicable national securities exchange on the date of determination at the close of trading on such date. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

(b) Common Stock Listed But No Shares Traded On Date Of Determination. If the Common Stock is listed on a national securities exchange but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the last sale price of the Common Stock on the most recent trade date before the date of determination at the close of trading on such date. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination. If the Common Stock is listed on a national securities exchange or are traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination or within a reasonable period before the date of determination, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include opinions of independent experts as to value and may take into account any recent sales and purchases of the Common Stock to the extent they are representative.

(c) Common Stock Not Listed. If the Common Stock is not listed on a national securities exchange and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period before the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of the Common Stock to the extent they are representative.

         "Grant Date" means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

         "Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision.

         "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

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"Nonrecurring Items" means nonrecurring items deemed not reflective of the Company's core operating performance, including, but not limited to, exogenous events, capital transactions, including, but not limited to, granting of Awards, acquisitions, divestitures, changes in accounting principles or "extraordinary items" determined under generally accepted accounting principles.

         "Option" means a right to purchase Common Stock granted under Section 7.

         "Participant" means any eligible person as set forth in Section 5 to whom an Award is granted.

         "Performance Criteria" has the meaning set forth in Section 11.1.

         "Performance Share" has the meaning set forth in Section 10.1.

         "Performance Unit" has the meaning set forth in Section 10.2.

         "Plan" means this Five Star Products, Inc. 2007 Incentive Stock Plan.

         "Related Company" means any entity that is directly or indirectly controlled by the Company, as determined under section 424 of the Code.

         "Reload Option" means an Option granted to a Participant who exercises a previously held Option by surrendering Common Stock for all or part of the exercise price, pursuant to the provisions of Section 7.8.

         "Restricted Stock" means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Stock Appreciation Right" has the meaning set forth in Section 8.1.

         "Stock Unit" means an Award granted under Section 9, denominated in units of Common Stock.

         "Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or with which the Company combines in accordance with the rules of sections 409A and 424 of the Code.

         "Termination of Service," unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, and such determination shall be final. Transfer of a Participant's employment or service relationship between wholly owned subsidiaries of the Company, or between the Company and any wholly owned subsidiary of the Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

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Section 3.        Administration

3.1      Administration of the Plan

                  The Plan shall be administered by the Committee.

3.2      Administration and Interpretation by Committee

                  Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan and the Code as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine whether shares of Common Stock to be covered by each Award granted under the Plan shall be shares of Common Stock; (e) determine the terms and conditions of any Award granted under the Plan; (f) approve the forms of agreements for use under the Plan; (g) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or Awards may be canceled or suspended; (h) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) delegate ministerial duties to such of the Company's officers as it so determines; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any eligible person.

Section 4.        Shares Subject to the Plan

4.1      Authorized Number of Shares

                  Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 2,500,000.

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4.2          Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) covered by an Award that is settled in cash, or (iii) reacquired by the Company on the open market using cash proceeds received by the Company from the exercise of Options shall be available for Awards under the Plan. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Shares or Performance Units. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 5; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3          Limitation.

                  Subject to adjustment from time to time as provided in Section 15, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 1,000,000 shares of Common Stock.

Section 5.        Eligibility

         An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities. The above are "eligible persons."

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Section 6.        Awards

6.1      Form and Grant of Awards

                  The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.

6.2      Evidence of Awards

                  Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

Section 7.        Options

7.1      Grant of Options

                  The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2      Option Exercise Price

                  The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock issuable pursuant to the Option on the Grant Date, except in the case of Substitute Awards. In no event shall the Committee, without the prior approval of the Company's stockholders, cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

7.3      Term of Options

                  Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee and set forth in the instrument that evidences that Option or, if not so established, shall be ten years from the Grant Date.

7.4      Vesting and Exercise of Options

                  The Committee shall establish and set forth in each instrument that evidences an Option the time at which, manner in which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

                  To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

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7.5      Payment of Exercise Price

                  The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee as indicated in the instrument evidencing the Option for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board.

7.6      Post-Termination Exercise

                  The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

7.7      Incentive Stock Options

                  The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Any such Incentive Stock Option by its terms must not be exercisable after the expiration of ten years from the Grant Date for the Incentive Stock Option, must not be exercisable by anyone other than the grantee otherwise than by will or the laws of descent and distribution, must be exercisable, during the grantee's lifetime, only by the grantee, and must state that it is an Incentive Stock Option. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

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7.8      Reload Options.

                  When the Committee grants an Option, it may designate in the instrument that evidences such Option whether a Reload Option accompanies the Option and any limitations that will apply to such Reload Option. Unless otherwise designated by the Committee in the instrument that evidences an Option, such Option shall not be subject to any Reload Options. If it so desires, the Committee may permit multiple, successive Reload Options for an Option, and may designate such in the instrument that evidences an Option; but if no number of Reload Options is specified in the instrument that provides for such Reload Option, then the Option shall be subject to only one Reload Option.  If the Committee has designated an Option as having an accompanying Reload Option, the Reload Option shall be for the same number of shares as is surrendered by the Participant in payment of the exercise price of the Option (but not for shares surrendered for tax or other withholding obligations) upon its exercise. The Reload Option shall have the same terms and conditions as the related original Option, including the expiration date of the original Option, except that (i) the exercise price for a Reload Option shall be the Fair Market Value of the Common Stock as of the date of grant of such Reload Option, and (ii) the Reload Option shall become fully exercisable no earlier than six months after its date of grant.

Section 8.        Stock Appreciation Rights

8.1      Grant of Stock Appreciation Rights

                  The Committee may grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") to Participants at any time on such terms and conditions as shall be set forth in the instrument evidencing the Award. An SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock, on the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, (a) the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and (b) in the case of a tandem SAR, (i) the term shall not exceed the term of the related Option and (ii) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2      Payment of SAR Amount

                  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the excess of the Fair Market Value of the Common Stock on the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

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Section 9.        Restricted Stock and Stock Units

9.1      Grant of Restricted Stock and Stock Units

                  The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2      Issuance of Shares

                  Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3      Dividends and Distributions

                  Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

9.4      Waiver of Restrictions

                  Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Stock Unit intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

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Section 10.       Performance Shares and Performance Units

10.1     Grant of Performance Shares

                  The Committee may grant Awards of performance shares ("Performance Shares") and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award.  Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee.

10.2     Grant of Performance Units

                  The Committee may grant Awards of performance units ("Performance Units") and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Awards of Performance Units upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

Section 11.       Performance Criteria

11.1     Awards Subject to Performance Goals

                  Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria within the meaning of Section 162(m) of the Code: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets ("Performance Criteria"). Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

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11.2     Use and Calculation of Performance Criteria

                  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Nonrecurring Items. Performance Criteria shall be calculated in accordance with the Company's financial statements or generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified in the audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

Section 12.       Other Stock or Cash-Based Awards

         In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Section 13.       Withholding

         The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). The Company shall not be required to issue any shares of Common Stock or other consideration under the Plan until such tax withholding obligations and other obligations are satisfied.

         The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a Fair Market Value equal to the tax withholding obligations and other obligations.

Section 14.       Assignability

         No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company approved form who may receive payment under an Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, with the approval of the Committee and in its sole discretion, an Award may be amended to permit the Participant to transfer Awards under this Plan to such persons as the Committee deems appropriate.

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Section 15.       Adjustments

         In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2 all in accordance with section 424 of the Code and the Treasury regulations issued thereunder; (iii) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (iv) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

Section 16.       Amendment and Termination

16.1     Amendment, Suspension or Termination of the Plan

                  The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan.

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16.2     Term of the Plan

                  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

16.3     Consent of Participant

                  The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" within the meaning of section 424 of the Code and the Treasury regulations thereunder that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Specifically, the Committee may, with the consent of the person entitled to exercise any outstanding Option, amend an Option in any manner consistent with the provisions of this Plan that it may deem advisable. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions. All Options, SARs and other relevant Awards that are subject to Section 409A of the Code shall be granted and administered in accordance therewith at all times.

Section 17.       General

17.1     No Individual Rights

                  No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

17.2     Issuance of Shares

                  Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

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                  The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

                  To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3     No Rights as a Stockholder

                  Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.4     Compliance With Laws and Regulations

                  Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

17.5     No Trust or Fund

                  The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

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17.6     Successors

                  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a merger, consolidation, direct or indirect purchase of all or substantially all the business and/or assets of the Company, or otherwise.

17.7     Severability

                  If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.8     Choice of Law

                  The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

Section 18.       Effective Date

         The Plan shall become effective (the "Effective Date") immediately following approval of the Plan by the Board of Directors; provided, however, that any Awards granted on or after the Effective Date, but prior to the date on which the Plan is approved by stockholders of the Company (within one year of the Effective Date), shall be void if the stockholders of the Company do not approve the adoption of the Plan.

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Five Star Products, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
This proxy is solicited by the Board of Directors of the Company.
A Proposals — THE BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.
1. Election of Directors 01 - S. Leslie Flegel 02 - John C. Belknap 03 - Harvey P. Eisen 04 - Bruce Sherman 05 - Carll Tucker
☐	Mark here to vote FOR ALL nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT- To withhold authority to vote for any nominee(s), mark here and write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To approve and adopt the Company’s 2007 Incentive Stock Plan.	☐	☐	☐	3.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FIVE STAR PRODUCTS, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders
To Be Held on Thursday, December 20, 2007

The undersigned hereby appoints John C. Belknap and Ira J. Sobotko, and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of stockholders of Five Star Products, Inc. (the “Company”), to be held in the Odets Room on the fourth floor of the New York Marriott Marquis Times Square, located at 1535 Broadway, New York, New York 10036, on Thursday, December 20, 2007, at 9:00 a.m. Eastern Time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as specified on the reverse.

The proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR ALL” of the nominees listed in Item 1, “FOR” the proposal set forth in Item 2 and “FOR” the proposal set forth in Item 3.